☐ **Equitable Financial Life Insurance Company**
☐ **Equitable Financial Life Insurance Company of America**
Mailing address: PO BOX 1420 Charlotte, NC 28201-1420

EQUITABLE

Section B – COIL Institutional Series® Investment Options Supplement

Variable Universal Life

Proposed Insured ______________________ Date of Birth (mm/dd/yyyy) ______________

1. Initial Allocation of the Investment Options[1]

Please see the Prospectus for a description of the investment objectives for each Investment Option. (Whole Percentages only.)

	For Premiums
Guaranteed Interest Account	______%
1290 VT Convertible Securities	______%
1290 VT DoubleLine Opportunistic Bond	______%
1290 VT Equity Income	______%
1290 VT GAMCO Mergers & Acquisitions	______%
1290 VT GAMCO Small Company Value	______%
1290 VT Multi-Alternative Strategies	______%
1290 VT Natural Resources	______%
1290 VT Real Estate	______%
1290 VT Small Cap Value	______%
1290 VT SmartBeta Equity ESG	______%
1290 VT Socially Responsible	______%
AB VPS Discovery Value	______%
American Funds Insurance Series® Asset Allocation Fund	______%
American Funds Insurance Series® Global Small Capitalization℠	______%
American Funds Insurance Series® New World®	______%
BlackRock Global Allocation V.I.	______%
EQ/AB Small Cap Growth	______%
EQ/Aggressive Allocation	______%
EQ/All Asset Growth Allocation	______%
EQ/American Century Mid Cap Value	______%
EQ/ClearBridge Large Cap Growth ESG	______%
EQ/Common Stock Index	______%
EQ/Conservative Allocation	______%
EQ/Conservative-Plus Allocation	______%
EQ/Core Bond Index	______%
EQ/Core Plus Bond	______%
EQ/Emerging Markets Equity PLUS	______%
EQ/Equity 500 Index	______%
EQ/Franklin Rising Dividends	______%
EQ/Goldman Sachs Mid Cap Value	______%

	For Premiums
EQ/Intermediate Corporate Bond	______%
EQ/Intermediate Government Bond	______%
EQ/International Core Managed Volatility	______%
EQ/International Equity Index	______%
EQ/International Value Managed Volatility	______%
EQ/Invesco Comstock	______%
EQ/Invesco Global	______%
EQ/Invesco Global Real Assets	______%
EQ/Janus Enterprise	______%
EQ/JPMorgan Growth Stock	______%
EQ/JPMorgan Value Opportunities	______%
EQ/Large Cap Core Managed Volatility	______%
EQ/Large Cap Growth Index	______%
EQ/Large Cap Growth Managed Volatility	______%
EQ/Large Cap Value Index	______%
EQ/Long-Term Bond	______%
EQ/Loomis Sayles Growth	______%
EQ/MFS International Growth	______%
EQ/MFS International Intrinsic Value	______%
EQ/MFS Mid Cap Focused Growth	______%
EQ/MFS Technology	______%
EQ/MFS Utilities Series	______%
EQ/Mid Cap Index	______%
EQ/Mid Cap Value Managed Volatility	______%
EQ/Moderate Allocation	______%
EQ/Moderate-Plus Allocation	______%
EQ/Money Market	______%
EQ/Morgan Stanley Small Cap Growth	______%
EQ/PIMCO Global Real Return	______%
EQ/PIMCO Real Return	______%
EQ/PIMCO Total Return ESG	______%
EQ/PIMCO Ultra Short Bond	______%

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1. Initial Allocation of the Investment Options[1] (continued)

	For Premiums
EQ/Small Company Index	______%
EQ/T. Rowe Price Health Sciences	______%
EQ/Value Equity	______%
Equitable Conservative Growth MF/ETF	______%
Equitable Growth MF/ETF	______%
Equitable Moderate Growth MF/ETF	______%
Fidelity VIP Asset Manager 70% Portfolio	______%
Fidelity VIP Mid Cap	______%
Fidelity VIP Value	______%
Franklin Small Cap Value VIP	______%
Invesco V.I. Diversified Dividend	______%
Janus Henderson Balanced Portfolio	______%
Lord Abbett Bond Debenture	______%
Macquarie VIP High Income Series	______%
Multimanager Aggressive Equity	______%
Multimanager Technology	______%
PIMCO VIT CommodityRealReturn Strategy	______%

	For Premiums
T. Rowe Price Blue Chip Growth	______%
T. Rowe Price Equity Income II	______%
T. Rowe Price Mid-Cap Growth	______%
Templeton Developing Markets VIP	______%
Templeton Global Bond VIP	______%
VanEck VIP Global Resources	______%
Market Stabilizer Option® II[2]	
Standard Indexed Option(s)	
S&P 500 1 Year - 10% Downside Protection	______%
S&P 500 1 Year - 15% Downside Protection	______%
S&P 500 1 Year - 20% Downside Protection	______%
Step Up Indexed Option(s)	
S&P 500 1 Year - 10% Downside Protection	______%
Dual Direction Indexed Option(s)	
S&P 500 1 Year - 10% Downside Protection	______%
TOTAL	**100%**

[1] Your Policy Account will be allocated according to these percentages as of the Investment Start Date. Any payments we receive prior to your Investment Start Date will be held in a non-interest bearing account until your Investment Start Date.

The "Investment Start Date" is the latest of: (1) the business day we receive the minimum initial premium at our Administrative Office; (2) the Register Date of your policy; and (3) the issue date of your policy. If you pay the minimum initial premium when you submit your application, this definition of Investment Start Date takes precedence over the policy's provision regarding when your premium payment is allocated to your Policy Account.

[2] If you allocate to any of the Indexed Options of the Market Stabilizer Option® II, such portion of your Policy Account will be allocated to the applicable Market Stabilizer Option® II Holding Account(s) and held until the later of: (1) the business day that coincides with or next follows the end of the Free-Look Period (e.g., 10 days from the signed date on the Delivery Receipt); and (2) the business day the Delivery Receipt is received in our Administrative Office. Thereafter, such amount will be transferred to the applicable options of the Market Stabilizer Option® II at the next available Segment Start Date, provided that the conditions specified in the rider and the Prospectus are met.

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2. Market Stabilizer Option® II
Allocations if the Market Stabilizer Option® II is Elected
Market Stabilizer Option® II (Variable Indexed Options Rider)
For each Indexed Option, you can specify a minimum Growth Cap Rate below which you do not wish to participate in a Segment.
In the event that a Growth Cap Rate is set for a new Segment and that rate is less than the rate you specified, if any, any amount in the Market Stabilizer Option® II Holding Account for the applicable Indexed Option will not be transferred into that new Segment. For any Indexed Option, if you do not specify a minimum Growth Cap Rate, any amount in the Market Stabilizer Option® II Holding Account for the applicable Indexed Option will be transferred into that new Segment, subject to the requirements, conditions, and limitations described in the Variable Indexed Options Rider. You may specify a minimum Growth Cap Rate for each Indexed Option by completing the election form.
3. Automatic Transfer Service
Note: Not available if you elect the Asset Rebalancing Service. The Guaranteed Interest Account is not an available option with Automatic Transfer Service.
The Automatic Transfer service enables you to make automatic monthly or quarterly transfers from the EQ/Money Market Investment Option to other Variable Investment Options that you select. A minimum of $5,000 must be allocated to the EQ/Money Market Investment Option. Each transfer must be at least $250 across all funds. The automatic transfer is effective on the 10th of the first month or the 10th of first calendar quarter after the Free-Look period ends. The Free-Look period ends on the later of: (1) the business day the Delivery Receipt is received in our Administrative Office; and (2) 10 days from the signed date on the
Delivery Receipt. Please choose the frequency at which you would like the transfer(s) to occur (this will be the same across all funds): ☐ Monthly ☐ Quarterly
Investment Options to Receive Transfer: Dollar Amount: $ $ $ $ $
I (We), have read the detailed description of the Automatic Transfer Service in the prospectus. My (Our) instructions will remain in effect until (a) I (We) provide new written instructions or (b) the Automatic Transfer Service otherwise terminates as described in the prospectus. I (We) understand that use of the Automatic Transfer Service does not guarantee a profit and will not protect against loss in a declining market.
4. Asset Rebalancing Service
NOTE: Not available if you elect the Automatic Transfer Service. Neither the Guaranteed Interest Account nor the Market Stabilizer Option® II are available options with Asset Rebalancing Service.
☐ Allocation among the variable investment options will be re-adjusted according to the percentage you indicated in the Initial Allocation of the Investment Options section on a calendar quarter basis. Asset Rebalancing is effective on the 10th of the first calendar quarter after the Free-Look period ends and quarterly thereafter. The Free-Look period ends on the later of: (1) the business day the Delivery Receipt is received in our Administrative Office; and (2) 10 days from the signed date on the Delivery
Receipt.
I (We) have read the detailed description of the Asset Rebalancing Service in the prospectus. My (Our) instructions will remain in effect until: (a) I (We) provide new written instructions or (b) Asset Rebalancing otherwise terminates as described in the prospectus.
I (We) understand that the use of the Asset Rebalancing Service does not guarantee a profit and will not protect against loss in a declining market.
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5. Suitability
Have you, the Proposed Insured and Owner, if other than the Proposed Insured, received:
(a) the most current prospectus, and supplement(s) if applicable, for the policy(ies) applied for? ☐ Yes ☐ No (b) the most current prospectus, and supplement(s) if applicable, for the designated investment company(ies)? ☐ Yes ☐ No
Do you understand that (i) policy values reflect certain deductions and charges, and may increase or decrease depending on credited interest for the Guaranteed Interest Account and/or the investment experience of Separate Account Funds and (ii) the cash value may be subject to a surrender charge, if any, upon policy surrender, lapse or face amount reduction? ☐ Yes ☐ No With this in mind, is (are) the policy(ies) in accord with your insurance and long-term investment objectives and anticipated financial needs? ☐ Yes ☐ No
Remarks
I (WE) UNDERSTAND THAT THE POLICY VALUES AND THE DEATH BENEFIT MAY INCREASE OR DECREASE IN
ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE VARIABLE SUBACCOUNTS (SUBJECT TO ANY SPECIFIED MINIMUM GUARANTEES).
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